Exhibit 10.1

FACILITY AGREEMENT

FACILITY AGREEMENT (this “Agreement”), dated as of September 26, 2008 (the “Agreement Date”), between ISTA Pharmaceuticals, Inc., a Delaware corporation (the “Borrower”), and those lenders set forth on Schedule 1 attached hereto (individually, a “Lender” and together, the “Lenders” and, together with the Borrower, the “Parties”).

W I T N E S S E T H:

WHEREAS, the Borrower wishes to borrow from the Lenders up to sixty-five million Dollars ($65,000,000) for the purpose described in Section 2.1; and

WHEREAS, the Lenders desire to make loans to the Borrower from time to time for such purpose.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the Lenders and the Borrower agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 General Definitions. Wherever used in this Agreement, the Exhibits or the Schedules attached hereto, unless the context otherwise requires, the following terms have the following meanings:

“Additional Amounts” has the meaning given to it in Section 2.6(b).

“Affiliate” means, with respect to any Person, any other Person:

(a) that owns, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interest of such Person; or

(b) that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person; or

(c) that directly or indirectly is a general partner, controlling shareholder, or managing member of such Person.

“Business Day” means a day on which banks are open for business in The City of New York.

“Cash and Cash Equivalents” means with respect to any date of determination, the amount shown as such on the consolidated balance sheet of the Borrower and its Subsidiaries at the time such balance sheet is filed with the SEC on Form 10–Q or Form 10–K under the Exchange Act or otherwise made available to the Borrower’s stockholders.

“Code” means the Internal Revenue Code of 1986, as amended, and any Treasury Regulations promulgated thereunder.

“Common Stock” means the common stock, par value $0.001 per share, of the Borrower.

“Convertible Notes” means those certain Senior Subordinated Convertible Notes issued by the Borrower on June 22, 2006 in the aggregate principal amount of $40,000,000.

“Indebtedness” means the following, whether direct or contingent:

(a) all indebtedness for borrowed money;

(b) the deferred purchase price of assets or services which in accordance with GAAP would be shown to be a liability (or on the liability side of a balance sheet);

(c) all guaranty obligations;

(d) the maximum amount of all letters of credit issued or acceptance facilities established for the account of the Borrower and, without duplication, all drafts drawn thereunder (other than letters of credit supporting other indebtedness of Borrower and which are otherwise permitted hereunder);

(e) all capitalized lease obligations;

(f) all indebtedness of another Person secured by any Lien on any property of the Borrower, whether or not such indebtedness has been assumed or is recourse;

(g) all obligations under take-or-pay or similar arrangements or under any interest rate swaps, caps, floors, collars and other interest hedge or protection agreements, treasury locks, equity forward contracts, currency agreements or commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements and any other derivative instruments, in each case, whether the Borrower is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations the Borrower otherwise assures a creditor against loss;

(h) indebtedness created or arising under any conditional sale or title retention agreement; and

(i) obligations of the Borrower with respect to withdrawal liability to or on behalf of any “multi employer plan” as defined in Section 4001(a) of ERISA.

“Default” means any event which, at the giving of notice, lapse of time or fulfillment of any other applicable condition (or any combination of the foregoing), would constitute an Event of Default.

“Disbursement” has the meaning given to it in Section 2.2(a).

“Disbursement Date” means the date on which a Disbursement occurs.

“Disbursement Request” has the meaning given to it in Section 2.2(a).

“Dollars” and the “$” sign mean the lawful currency of the United States of America.

“Event of Default” has the meaning given to it in Section 5.5.

“Evidence of Disbursement” has the meaning given to it in Section 2.2.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

“Excluded Taxes” means all income taxes, minimum or alternative minimum income taxes, withholding taxes imposed on gross amounts, any tax determined based upon income, capital gains, gross income, sales, net profits, windfall profits or similar items, franchise taxes (or any other tax measured by capital, capital stock or net worth), gross receipts taxes, branch profits taxes, margin taxes (or any other taxes imposed on or measured by net income, or imposed in lieu of net income) payable by the Lenders in any jurisdiction to any Government Authority (or political subdivision or taxing authority thereof) in connection with any payments received under this Agreement by the Lenders, or any such tax imposed in connection with the execution and delivery of, and the performance of its obligations under, this Agreement.

“Final Payment” means such amount as may be necessary to repay the Loan in full and any other amounts owing by the Borrower to the Lenders pursuant to the Financing Documents.

“Final Payment Date” means the earlier of (i) the date on which the Borrower repays the outstanding principal of the Loan (together with any other amounts accrued and unpaid under this Agreement) to the Lenders pursuant to this Agreement and (ii) the fifth anniversary of the Agreement Date.

“Financing Documents” means this Agreement, the Notes, the Registration Rights Agreement, the Security Agreement, the Warrants and any other document or instrument delivered in connection with any of the foregoing whether or not specifically mentioned herein or therein.

“GAAP” means generally accepted accounting principles consistently applied as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession).

“Government Authority” means any government, governmental department, ministry, cabinet, commission, board, bureau, agency, tribunal, regulatory authority, instrumentality, judicial, legislative, fiscal, or administrative body or entity, whether domestic or foreign, federal, state or local, having jurisdiction over the matter or matters and Person or Persons in question, including, without limitation, the SEC.

“Indemnified Person” has the meaning given to it in Section 6.11.

“Indemnity” has the meaning given to it in Section 6.11.

“Interest Rate” means 6.5% simple interest per annum, payable on the outstanding principal amount of each of the Notes.

“Lien” means any lien, pledge, preferential arrangement, mortgage, security interest, deed of trust, charge, assignment, hypothecation, title retention, privilege or other encumbrance on or with respect to property or interest in property having the practical effect of constituting a security interest, in each case with respect to the payment of any obligation with, or from the proceeds of, any asset or revenue of any kind.

“Loan” means the loan to be made available by the Lenders to the Borrower pursuant to Section 2.2 in the maximum aggregate amount of sixty five million Dollars ($65,000,000) or, as the context may require, the principal amount thereof from time to time outstanding.

“Loss” has the meaning given to it in Section 6.11.

“Major Transaction” has the meaning set forth in the Warrants.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, prospects, condition (financial or otherwise) or property of the Borrower, (b) the validity or enforceability of any provision of any Financing Document, (c) the ability of the Borrower to timely perform its Obligations or (d) the rights and remedies of the Lenders under any Financing Document.

“Notes” means the notes issued to the Lenders evidencing the Loan in the form attached hereto as Exhibit A

“Obligations” means all obligations (monetary or otherwise) of the Borrower arising under or in connection with the Financing Documents.

“Organizational Documents” means the Certificate of Incorporation and Bylaws, each as amended to date, of the Borrower.

“Permitted Indebtedness” means the principal of (and premium, if any), interest on, and all fees and other amounts (including, without limitation, any reasonable out-of-pocket costs, enforcement expenses (including reasonable out-of-pocket legal fees and disbursements), collateral protection expenses and other reimbursement or indemnity obligations relating thereto) payable by Borrower and/or its Subsidiaries under or in connection with: (i) Indebtedness of Borrower in favor of the Lenders arising under this Agreement or any other Financing Document, (ii) Indebtedness pursuant to that certain Loan and Security Agreement, dated as of December 22, 2005, as amended, supplemented or otherwise modified from time to time, between the Borrower and Silicon Valley Bank, with the amount that Borrower may borrow under said agreement not to exceed the lesser of $25,000,000 and 85% of eligible accounts receivable as of the end of the preceding fiscal quarter plus net cash, (iii) Indebtedness existing as of the date hereof (which the Borrower represents to not be in excess of $50,579,893.20, (iv) future Indebtedness in respect of purchase money financing, capital lease obligations and equipment financing facilities in an aggregate amount not to be in excess of $5,000,000 at any given time, and letters of credit required in connection with the purchase of equipment, (v) Indebtedness to trade creditors incurred in the ordinary course of business, (vi) Indebtedness in respect of the purchase price for, or in connection with a bona fide arm’s-length purchase of, any assets (including Indebtedness assumed as a result of such purchase) so long as the aggregate amount of such Indebtedness outstanding at any time shall not exceed the sum of (x) 25% of the assets of the Borrower determined in accordance with GAAP and (y) 50% of the principal amount of the Notes repaid by the Borrower to the Lenders, in each case at the time of calculation, (vii) Indebtedness secured by Borrower’s auction rate securities in an amount not to exceed $4,700,000, and (viii) extension, refinancings and renewals of any of the foregoing items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose more burdensome terms upon the Borrower. Any Indebtedness in excess of the amount permitted pursuant to clause (vi) shall be subject to a Subordination Agreement.

“Permitted Liens” means: (i) Liens existing on the date hereof and disclosed on Exhibit B hereof; (ii) Liens in favor of the Lenders; (iii) statutory Liens created by operation of applicable law; (iv) Liens arising in the ordinary course of business and securing obligations that are not overdue or are being contested in good faith by appropriate proceedings; (v) Liens securing purchase money or capitalized lease equipment financing; (vi) Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings; (vii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default; (viii) licenses and sub-licenses granted in the ordinary course of Borrower’s business and, with respect to any licenses where Borrower is the licensee or sublicensee, any interest or title of a licensor or sublicensor under any such license or sublicense; (ix) Liens securing Permitted Indebtedness; (x) any option or other agreement to purchase any asset of the Borrower or any Subsidiary the disposition of which is not otherwise prohibited hereby; and (xi) Liens in favor of financial institutions arising in connection with Borrower’s accounts maintained in the ordinary course of Borrower’s business held at such institutions to secure standard fees for services charged by, but not financing made available by, such institutions.

“Person” means and includes any natural person, individual, partnership, joint venture, corporation, trust, limited liability company, limited company, joint stock company, unincorporated organization, government entity or any political subdivision or agency thereof, or any other entity.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, among the Borrower and the Lenders.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

“Security Agreement” means the Security Agreement, dated as of the date hereof, among the Borrower and the Lenders granting to the Lenders a first priority security interest in the Borrower’s intellectual property as described therein.

“Subordination Agreement” means the Agreement attached hereto as Exhibit C.

“Subsidiary or Subsidiaries” means, as to the Borrower, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

“Taxes” means all deductions or withholdings for any and all present and future taxes, levies, imposts, stamp or other duties, fees, assessments, deductions, withholdings, all other governmental charges, and all liabilities with respect thereto.

“Warrants” means the warrants attached hereto as part of Exhibit D issued pursuant to Section 2.10.

Section 1.2 Interpretation. In this Agreement, unless the context otherwise requires, all words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties requires and the verb shall be read and construed as agreeing with the required word and pronoun; the division of this Agreement into Articles and Sections and the use of headings and captions is for convenience of reference only and shall not modify or affect the interpretation or construction of this Agreement or any of its provisions; the words “herein,” “hereof,” “hereunder,” “hereinafter” and “hereto” and words of similar import refer to this Agreement as a whole and not to any particular Article or Section hereof; the words “include,” “including,” and derivations thereof shall be deemed to have the phrase “without limitation” attached thereto unless otherwise expressly stated; references to a specified Article, Exhibit, Section or Schedule shall be construed as a reference to that specified Article, Exhibit, Section or Schedule of this Agreement; and any reference to any of the Financing Documents means such document as the same shall be amended, supplemented or modified and from time to time in effect.

Section 1.3 Business Day Adjustment. If the day by which a payment is due to be made is not a Business Day, that payment shall be made by the next succeeding Business Day unless that next succeeding Business Day falls in a different calendar month, in which case that payment shall be made by the Business Day immediately preceding the day by which such payment is due to be made.

ARTICLE 2

AGREEMENT FOR THE LOAN

Section 2.1 Use of Proceeds. The Borrower shall use the proceeds from the Loan to redeem the Convertible Notes and for operating expenses and general corporate purposes.

Section 2.2 Disbursements. Subject to satisfaction of the conditions contained in Article IV, a disbursement of a portion of the Loan (each a “Disbursement”) in the minimum amount of $5,000,000 shall be made upon the Borrower’s request (a “Disbursement Request”) in the form of Schedule 2, delivered to the Lenders not less than 15 Business Days prior to the date of such Disbursement. Against each Disbursement, the Borrower shall deliver to the Lenders a completed receipt (the “Evidence of Disbursement”) in the form of Schedule 3, which receipt shall not be effective until the Disbursement is actually advanced to the Borrower. Borrower’s ability to issue Disbursement Requests shall terminate on the one (1) year anniversary of the Agreement Date. The Lenders shall fulfill each Disbursement Request in accordance with their respective allocations set forth on Schedule 1 attached hereto.

Section 2.3 Payment. (a) The Borrower shall remit the Final Payment to the Lenders on the earlier to occur of (i) the Final Payment Date and (ii) an Event of Default, after the expiration of all applicable cure or grace periods. The Borrower may prepay the Loan at any time without premium or penalty. The Borrower shall remit to the Lenders, and the Lenders shall receive, 33% of the principal amount outstanding on the Notes on each of the third and fourth anniversaries of the Agreement Date and 34% of such principal amount outstanding on the fifth anniversary of the Agreement Date.

(b) If the Borrower disposes in one or more transactions less than 50% of its assets determined in accordance with GAAP, the Borrower shall remit to the Lenders, and the Lenders shall receive, as prepayment of the Notes, 50% of the proceeds of such disposition(s) within 5 days of the Borrower’s receipt thereof.

Section 2.4 Transaction Fee. On the date hereof, the Borrower has paid to Deerfield Management Company, L.P. a transaction fee of $1,625,000.

Section 2.5 Payments. Payments of any amounts due to the Lenders under this Agreement shall be made in Dollars in immediately available funds prior to 11:00 a.m New York City time on such date that any such payment is due, at such bank or places, as the Lenders shall from time to time designate in writing at least 5 Business Days prior to the date such payment is due. The Borrower shall pay all and any costs (administrative or otherwise) imposed by banks, clearing houses, or any other financial institution, in connection with making any payments under any of the Financing Documents, except for any costs imposed by the Lenders’ banking institutions.

Section 2.6 Taxes, Duties and Fees.

(a) The Borrower shall pay or cause to be paid all present and future Taxes (other than Excluded Taxes, if any), duties, fees and other charges of whatsoever nature, if any, now or at any time hereafter levied or /imposed by any Government Authority, by any department, agency, political subdivision or taxing or other authority thereof or therein, by any organization of which the applicable Government Authority is a member, or by any jurisdiction through which the Borrower makes payments hereunder, on or in connection with the payment of any and all amounts due under this Agreement, and all payments of principal and other amounts due under this Agreement shall be made without deduction for or on account of any such Taxes, duties, fees and other charges, except for Excluded Taxes, which may be deducted or withheld from payments made by the Borrower only if such deduction or withholding is required by applicable law.

(b) If the Borrower is required to withhold any such amount or is prevented by operation of law or otherwise from paying or causing to be paid such Taxes, duties, fees or other charges as aforesaid except for Excluded Taxes, the principal or other amounts due under this Agreement (as applicable) shall be increased to such amount as shall be necessary to yield and remit to the Lenders the full amount it would have received taking into account any such Taxes (except for Excluded Taxes), duties, fees or other charges payable on amounts payable by the Borrower under this Section 2.6(b) had such payment been made without deduction of such Taxes, duties, fees or other charges (all and any of such additional amounts, herein referred to as the “Additional Amounts”).

(c) If Section 2.6(b) above applies and the Lenders so require the Borrower shall deliver to the Lenders official tax receipts evidencing payment (or certified copies of them) of the Additional Amounts within thirty (30) days of the date of payment.

(d) If the Lenders receive a refund from a Government Authority to which the Borrower has paid withholding Taxes pursuant to this Section 2.6, the Lenders shall pay such refund to the Borrower.

Section 2.7 Costs, Expenses and Losses. If, as a result of any failure by the Borrower to pay any sums due under this Agreement on the due date therefor (after the expiration of any applicable grace periods), or to borrow in accordance with a Disbursement Request made pursuant to Section 2.2, the Lenders shall incur costs, expenses and/or losses, by reason of the liquidation or redeployment of deposits from third parties or in connection with obtaining funds to make or maintain any Disbursement, the Borrower shall pay to the Lenders upon request by the Lenders, the amount of such costs, expenses and/or losses within fifteen (15) days after receipt by it of a certificate from the Lenders setting forth in reasonable detail such costs, expenses and/or losses, along with supporting documentation. For the purposes of the preceding sentence, “costs, expenses and/or losses” shall include, without limitation, any interest paid or payable to carry any unpaid amount and any loss, premium, penalty or expense which may be incurred in obtaining, liquidating or employing deposits of or borrowings from third parties in order to make, maintain or fund the Loan or any portion thereof.

Section 2.8 Interest Rate. The principal amount outstanding under the Loan shall bear interest at the Interest Rate (calculated on the basis of the actual number of days elapsed in each month). Interest shall be paid quarterly in arrears commencing on December 31, 2008 and on the first Business Day following the end of each March, June, September and December thereafter.

Section 2.9 Interest on Late Payments. Without limiting the remedies available to the Lenders under the Financing Documents or otherwise, to the maximum extent permitted by applicable law, if the Borrower fails to make any payment of principal or interest with respect to the Loan when due (after the expiration of any applicable grace periods), the Borrower shall pay, in respect of the outstanding principal amount and interest of the Loan, interest at the rate per annum equal to the Interest Rate plus ten percent (10%) for so long as such payment remains outstanding. Such interest shall be payable on demand.

Section 2.10 Delivery of Warrants. (a) As of the date hereof, the Borrower shall issue to the Lenders Warrants to purchase an aggregate of 12,500,000 shares of Common Stock at an initial Exercise Price (as defined in the Warrants) of $1.41 (the “Initial Exercise Price”).

(b) Concurrently with each Disbursement, the Borrower shall issue to Lenders Warrants to purchase an aggregate number of shares of Common Stock equal to the dollar amount of such Disbursement divided by ten (10). The Warrants issued pursuant to this Section 2.10 shall be in the form annexed hereto as Exhibit D and shall be issued at an initial Exercise Price equal to the greater of the Initial Exercise Price and the Closing Price for shares of Common Stock on the Trading Day immediately preceding the date of such Disbursement. The Term (as defined in the Warrants) for Warrants issued pursuant to this subsection (b) shall end on 5:00 p.m. New York City time on the sixth anniversary of the date of this Agreement.

(c) As used herein, the Closing Price for Common Stock as of any date means the closing sale price (based on a Trading Day from 9:30 a.m. to 4:00 p.m. (New York City time)) on The NASDAQ Global Market (“NASDAQ”) or, if NASDAQ is not the principal trading market for Common Stock, the closing sale price of Common Stock on the principal securities exchange or trading market where Common Stock is listed.

(d) All Warrants issued pursuant to this Section 2.10 shall be allocated among the Lenders as set forth on Schedule 1.

(e) Notwithstanding anything herein to the contrary, the number of shares of Common Stock into which a Warrant is exercisable on any relevant issue date pursuant to subsection (b) above shall be adjusted to reflect any adjustments in the number of shares of Common Stock into which such Warrant is exercisable that would have taken effect pursuant to the terms of the Warrant had such Warrant been issued on the date hereof and remained outstanding through the date of such issuance.

(f) If at any time after the date of this Agreement for so long as any Warrants issuable pursuant to this Agreement (the “Agreement Warrants”) are outstanding, the Borrower issues or sells any shares of Common Stock (a “Borrower Issuance”), the Company shall issue Warrants (“New Warrants”) to the Lenders, concurrently with each such Borrower Issuance exercisable into a number of shares of Common Stock equal to (i) the number of shares of Common Stock issued in such Borrower Issuance, other than Excluded Shares, multiplied by (ii) the Warrant Percentage multiplied by the Outstanding Debt Percentage. Any New Warrants issued shall be in the form of Exhibit D hereto except that the “Exercise Price” thereunder shall be equal to the greater of the Initial Exercise Price and the Closing Price of the Common Stock on the date prior to the Borrower Issuance. The Term (as defined in the Warrants) for New Warrants issued pursuant to this subsection (f) shall end on 5:00 p.m. New York City time on the sixth anniversary of the date of this Agreement.

For purposes hereof:

“Adjusted Total Common Stock Outstanding” shall mean at any date or time as of which such number is to be determined, all shares of Common Stock outstanding (excluding shares then owned or held by or for the account of the Borrower or any subsidiary thereof) as of such date or time and all shares of Common Stock issuable upon exercise of any Agreement Warrants and New Warrants that are outstanding on such date.

“Excluded Shares” shall mean shares of Common Stock issued pursuant to, or in connection with (i) any equity compensation plan for officers, directors and employees, (ii) any Agreement Warrants or New Warrants, whether by exercise thereof or otherwise issuable pursuant to the terms thereof, (iii) stock splits, reclassifications and other similar events which consist solely of the shares of Common Stock changing into or becoming exchangeable for a larger number of shares or (iv) acquisition agreements, licensing agreements, co-promotion or co-marketing agreements, or joint venture or partnership agreements, in each case relating to the development or commercial exploitation of the pharmaceutical products of the Company or the intellectual property relating thereto and on terms that are normal, reasonable and customary within the Company’s industry for transactions of this type; provided, that with respect to this clause (iv) in amounts not to exceed (x)(i) 1,651,831 shares of Common Stock (subject to appropriate adjustment to reflect any stock splits, reclassifications or other similar events) for any transaction occurring at a time when the Closing Price for Common Stock on the Trading Day preceding the issuance of such shares is $2.50 or less or (ii) 3,303,662 shares of Common Stock (subject to appropriate adjustment to reflect any stock splits, reclassifications or other similar events) for any transaction occurring at a time when the Closing Price for Common Stock on the Trading Day immediately preceding the issuance of such shares is greater than $2.50; provided, further that with respect to this clause (iv) only up to an aggregate of 6,607,324 shares of Common Stock (subject to appropriate adjustment to reflect any stock splits, reclassifications or other similar events) issued prior to the sixth anniversary of this Agreement shall be deemed Excluded Shares:

“Outstanding Debt Percentage” shall mean a fraction represented as a decimal expressed to the third decimal place equal to the total principal amount outstanding under the Loan five (5) Business Days following the receipt of the proceeds from such Borrower Issuance by the Borrower divided by the total amount of all Disbursements made pursuant to this Agreement prior to such Borrower Issuance.

“Warrant Percentage” shall mean a fraction, represented as a decimal expressed to the third decimal place equal to (x) the number of shares of Common Stock into which all Agreement Warrants and New Warrants issued prior to the date of such Borrower Issuance are exercisable (without regard to 9.98% restrictions contained therein) immediately prior to the consummation of the Borrower Issuance, divided by (y) the Adjusted Total Common Stock Outstanding immediately prior to consummation of the Borrower Issuance.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Borrower. The Borrower represents and warrants as of the date hereof and as of each Disbursement Date as follows:

(a) The Borrower is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

(b) The Borrower is conducting its business in compliance with its Organizational Documents. The Organizational Documents of the Borrower (including all amendments thereto) as currently in effect have been made available to the Lenders and remain in full force and effect with no defaults outstanding thereunder.

(c) The Borrower has full power and authority to enter into each of the Financing Documents and to make the borrowings and the other transactions contemplated thereby.

(d) All authorizations, consents, approvals, registrations, exemptions and licenses with or from Government Authorities or other Persons that are necessary for the conduct of its business as currently conducted and as proposed to be conducted, for the borrowing hereunder, the execution and delivery of the Financing Documents and the performance by the Borrower of the Obligations, have been obtained and are in full force and effect, except (i) for such registrations and filings in connection with the issuance of the Warrants and shares of Common Stock pursuant the Financing Documents necessary to comply with federal and state securities laws, rules and regulations, and (ii) to the extent that any failure to so obtain for the conduct of the business as currently and proposed to be conducted could not reasonably be expected to have a Material Adverse Effect; provided, however, that the failure to receive an approval from Government Authorities for the development or sale of any product shall not constitute a Material Adverse Effect or a violation of this Section 3.1(d).

(e) Each Financing Document has been duly authorized, executed and delivered by the Borrower and constitutes the valid and legally binding obligation of the Borrower, enforceable in accordance with its terms, except as such enforceability may be limited by (i) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and (ii) applicable equitable principles (whether considered in a proceeding at law or in equity).

(f) No Default or Event of Default (or any other default or event of default, however described) has occurred under any of the Financing Documents.

(g) Neither the entering into any of the Financing Documents nor the compliance with any of its terms conflicts with, violates or results in a breach of any of the terms of, or constitutes a default or event of default (however described) or requires any consent under, any agreement to which the Borrower is a party or by which it is bound, or violates any of the terms of the Organizational Documents or any judgment, decree, resolution, award or order or any statute, rule or regulation applicable to the Borrower or its assets.

(h) The Borrower is not engaged in or the subject of any litigation, arbitration, administrative regulatory compliance proceeding, or investigation, nor are there any litigation, arbitration, administrative regulatory compliance proceedings or investigations pending or, to the knowledge of the Borrower, threatened before any court or arbitrator or before or by any Government Authority against the Borrower, except for those that have been publicly disclosed in reports filed with the SEC and the Borrower is not aware of any facts reasonably likely to give rise to any such proceedings other than as may have been publicly disclosed in such reports.

(i) The Borrower (i) is capable of paying its debts as they fall due, is not unable and has not admitted its inability to pay debts as they fall due, (ii) is not bankrupt or insolvent and (iii) has not taken action, and no such action has been taken by a third party, for the Borrower’s winding up, dissolution, or liquidation or similar executory or judicial proceeding or for the appointment of a liquidator, custodian, receiver, trustee, administrator or other similar officer for the Borrower or any or all of its assets or revenues.

(j) No Lien exists on Borrower’s property, except for Permitted Liens.

(k) The obligation of the Borrower to make any payment under this Agreement (together with all charges in connection therewith) is absolute and unconditional, and there exists no right of setoff or recoupment, counterclaim, cross-claim or defense of any nature whatsoever to any such payment.

Section 3.2 Borrower Acknowledgment. The Borrower acknowledges that it has made the representations and warranties referred to in Section 3.1 with the intention of persuading the Lenders to enter into the Financing Documents and that the Lenders have entered into the Financing Documents on the basis of, and in full reliance on, each of such representations and warranties. The Borrower represents and warrants to the Lenders that none of such representations and warranties omits any matter the omission of which makes any of such representations and warranties misleading.

Section 3.3 Representations and Warranties of the Lenders. Each of the Lenders represents and warrants to the Borrower as of the date hereof and as of each date Warrants are granted pursuant to this Agreement that:

(a) It is acquiring the Warrants and the shares of Common Stock issued upon exercise of the Warrants (the “Exercise Shares”) solely for its account for investment and not with a view to or for sale or distribution of the Warrants or Exercise Shares or any part thereof. The entire legal and beneficial interests of the Warrants and Exercise Shares such Lender is acquiring is being acquired for, and will be held for, its account only.

(b) The Warrants and the Exercise Shares have not been registered under the Securities Act on the basis that no distribution or public offering of the stock of the Borrower is to be effected. It realizes that the basis for the exemptions may not be present if, notwithstanding its representations, such Lender has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. None of the Lenders has such present intention.

(c) The Warrants and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption for such registration is available.

(d) Neither the Warrants nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Borrower, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitation.

(e) It will not make any disposition of all or any part of the Warrants or Exercise Shares until:

(i) The Borrower shall have received a letter secured by such Lender from the SEC stating that no action will be recommended to the SEC with respect to the proposed disposition;

(ii) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(iii) Such Lender shall have notified the Borrower of the proposed disposition and, in the case of a sale or transfer in a so-called “4(1) and a half” transaction, shall have furnished counsel for the Borrower with an opinion of counsel, substantially in the form annexed as Exhibit C to the Warrant. The Borrower agrees that it will not require an opinion of counsel with respect to transactions under Rule 144 of the Securities Act.

(f) It understands and agrees that all certificates evidencing the shares to be issued to the Lenders upon exercise of the Warrants may bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT INCLUDING, WITHOUT LIMITATION, PURSUANT TO RULES 144 OR 144A UNDER SAID ACT OR PURSUANT TO A PRIVATE SALE EFFECTED UNDER APPLICABLE FORMAL OR INFORMAL SEC INTERPRETATION OR GUIDANCE, SUCH AS A SO-CALLED “4(1) AND A HALF” SALE.”

“THE SALE, TRANSFER OR ASSIGNMENT OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A CERTAIN REGISTRATION RIGHTS AGREEMENT DATED AS OF SEPTEMBER 26, 2008, AS AMENDED FROM TIME TO TIME, AMONG THE COMPANY AND CERTAIN HOLDERS OF ITS OUTSTANDING SECURITIES. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.”

(g) Such Lender is an “accredited investor” as defined in Regulation D promulgated the Securities Act.

(h) Such Lender is a limited partnership duly organized and validly existing under the laws of the jurisdiction of its formation.

(i) Each Financing Document to which it is a party has been duly authorized, executed and delivered by such Lender and constitutes the valid and legally binding obligation of such Lender, enforceable in accordance with its terms, except as such enforceability may be limited by (i) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and (ii) applicable equitable principles (whether considered in a proceeding at law or in equity).

(j) Such Lender has full power and authority to make the Disbursements and to enter into and perform its other obligations under each of the Financing Documents and carry out the other transactions contemplated thereby. Such Lender has sufficient funds, and will at all times during the first year following the Agreement Date, have sufficient funds to make the Disbursements.

ARTICLE 4

CONDITIONS OF DISBURSEMENTS

Section 4.1 Conditions to Initial Disbursement of the Loan. The obligation of the Lenders to make the initial Disbursement shall be subject to the fulfillment of the following conditions:

(a) The Lenders shall have received a copy of all documents authorizing the Borrower to execute, deliver and perform each of the Financing Documents and to engage in the transactions contemplated thereby and an opinion of Borrower’s counsel satisfactory to the Lenders.

Unless otherwise notified by the Borrower and without prejudice to the generality of this Section 4.1, the right of the Lenders to require compliance with any condition under this Agreement which may be waived by the Lenders in respect of any Disbursement is expressly preserved for the purpose of any subsequent Disbursement.

ARTICLE 5

PARTICULAR COVENANTS AND EVENTS OF DEFAULT

Section 5.1 Affirmative Covenants. Unless the Lenders shall otherwise agree:

(a) The Borrower shall (i) maintain its existence and qualify and remain qualified to do its business as currently conducted, except where the failure to so maintain such qualification would not reasonably be expected to have a Material Adverse Effect, (ii) maintain all approvals necessary for the Financing Documents to be in effect, and (iii) operate its business with reasonable due diligence, efficiency and in conformity with sound business practices.

(b) The Borrower shall comply in all material respects with all applicable laws, rules, regulations and orders of any Government Authority, except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where the failure to so comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(c) The Borrower shall obtain, make and keep in full force and effect all licenses, contracts, consents, approvals and authorizations from and registrations with Government Authorities that may be required to conduct its business, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(d) The Borrower shall promptly notify the Lenders of the occurrence of (i) any Default or Event of Default; or (ii) any claims, litigation, arbitration, mediation or administrative or regulatory proceedings that are instituted or threatened against the Borrower, except for matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and (iii) each event which, at the giving of notice, lapse of time, determination of materiality or fulfillment of any other applicable condition (or any combination of the foregoing), would constitute an event of default (however described) under any of the Financing Documents.

(e) The Borrower shall comply with the terms of each of the Financing Documents.

(f) (i) If the Borrower is not required to file reports pursuant to Sections 13 or 15(d) of the Exchange Act, the Borrower will provide quarterly financial statements for itself and its Subsidiaries within 45 days after the end of each quarter, and annual financial statements within 120 days after the end of each year; (ii) the Borrower will timely file with the SEC (subject to appropriate extensions made under Rule 12b-25 of the Exchange Act) any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Exchange Act; and (iii) the Borrower and its Subsidiaries will provide to the Lenders copies of all documents, reports, financial data and other information as the Lenders may reasonably request, and permit the Lenders to visit and inspect any of the properties of the Borrower and its Subsidiaries, and to discuss its and their affairs, finances and accounts with its and their officers, all at such times as the Lenders may reasonably request; and (iv) the Lenders shall have the right to consult with and advise the management of the Borrower and its Subsidiaries on matters relating to the operation of the Borrower and it Subsidiaries.

Section 5.2 Negative Covenants. Unless the Lenders shall otherwise agree:

(a) The Borrower shall not (i) liquidate or dissolve; or (ii) enter into any merger, consolidation or reorganization, unless either (A) the Borrower is the surviving corporation, or (B) in the case where Borrower is not the surviving corporation, the Person so resulting or surviving shall expressly assume the Obligations or otherwise redeem all outstanding Obligations.

(b) The Borrower shall not (i) enter into any partnership, joint venture, syndicate, pool, profit-sharing or royalty agreement or other combination, or engage in any transaction with an Affiliate, whereby its income or profits are, or might be, shared with another Person or enter into any management contract or similar arrangement whereby a substantial part of its business is managed by another Person, (ii) distribute, or permit the distribution of, any assets of the Borrower or its Subsidiaries, including its intangibles, to any shareholders of the Borrower or the holder of any equity interest in any Subsidiary of the Borrower or any of its Affiliates (other than the Borrower or a Subsidiary of the Borrower); provided, however, that (A) with respect to the restrictions in clause (i), the Borrower may enter into any collaborative arrangement, licensing agreement, joint venture or partnership providing for the research, development or commercial exploitation of compounds, products or services whereby payments received therefrom or its income or profits are, or might be, shared in the ordinary course of business with another Person; and (B) with respect to the restrictions in clause (ii), royalties and other payments made by any partnership, joint venture, syndicate, pool, profit-sharing or royalty agreement or other combination, to the parties thereto in the ordinary course of business shall not be deemed to be a distribution of assets.

(c) The Borrower shall not: (i) create, incur or suffer any Lien upon any of its assets, now owned or hereafter acquired, except Permitted Liens; or (ii) assign, sell, transfer or otherwise dispose of, any of the Financing Documents, or the rights and obligations thereunder.

(d) The Borrower shall not create, incur assume, guarantee or be remain liable with respect to any Indebtedness, other than Permitted Indebtedness, or prepay any Indebtedness (other than Permitted Indebtedness) or take any actions which impose on the Borrower an obligation to prepay any Indebtedness, except Permitted Indebtedness.

Section 5.3 Reimbursement of Taxes. The Borrower shall pay all Taxes, duties, fees or other charges payable on or in connection with the execution, issue, delivery, registration, notarization or enforcement of the Financing Documents and shall, upon notice from the Lenders, reimburse the Lenders for any such Taxes, duties, fees or other charges paid by the Lenders thereon; provided, however, that notwithstanding the foregoing, under no circumstances shall the Borrower have any obligation to reimburse the Lenders for Excluded Taxes.

Section 5.4 Major Transaction. If a Major Transaction occurs, the Lenders, in the exercise of their sole discretion, may deliver a written notice to the Borrower (the “Put Notice”) within 10 Business Days after the date of the announcement of such Major Transaction, that (a) 110% of the outstanding principal of the Notes and (b) accrued and unpaid interest on the Notes, and with any other amounts accrued or payable under the Financing Documents ((a) and (b) together, the “Put Price”) is immediately due and payable upon consummation of the Major Transaction. If the Lenders deliver a Put Notice, then upon such consummation, the Borrower shall pay the Put Price to the Lenders and the Obligations shall terminate.

Section 5.5 General Acceleration Provision upon Events of Default. If one or more of the events specified in this Section 5.5 shall have happened and be continuing beyond the applicable cure period (each, an “Event of Default”), the Lenders, by written notice to the Borrower, may cancel the Borrower’s right to request Disbursements and declare the principal of, accrued and unpaid interest on, the Notes or any part of any of them (together with any other amounts accrued or payable under this Agreement) to be, and the same shall thereupon become, immediately due and payable, without any further notice and without any presentment, demand, or protest of any kind, all of which are hereby expressly waived by the Borrower, and take any further action available at law or in equity, including, without limitation, the sale of the Loan and all other rights acquired in connection with the Loan:

(a) A Lender shall have failed to receive payment of (i) principal when due, or (ii) interest and any other amounts due under the Loan or the Notes within five (5) Business Days of their due date.

(b) The Borrower shall have failed to comply with the due observance or performance of any other covenant contained in this Agreement or any Note and such failure shall not have been cured by Borrower within 30 days after receiving written notice of such default or failure from the Lenders.

(c) Any representation or warranty made by the Borrower in any Financing Document shall be have been incorrect, false or misleading as of the date it was made, deemed made, reaffirmed or confirmed.

(d) (i) The Borrower shall generally be unable to pay its debts as such debts become due, or shall admit in writing its inability to pay its debts as they come due or shall make a general assignment for the benefit of creditors; (ii) the Borrower shall declare a moratorium on the payment of its debts; (iii) the commencement by the Borrower of proceedings to be adjudicated bankrupt or insolvent, or the consent by it to the commencement of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization, intervention or other similar relief under any applicable law, or the consent by it to the filing of any such petition or to the appointment of an intervenor, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of all or substantially all of its assets; (iv) the commencement against the Borrower of a proceeding in any court of competent jurisdiction under any bankruptcy or other applicable law (as now or hereafter in effect) seeking its liquidation, winding up, dissolution, reorganization, arrangement, adjustment, or the appointment of an intervenor, receiver, liquidator, assignee, trustee, sequestrator (or other similar official), and any such proceeding shall continue undismissed, or any order, judgment or decree approving or ordering any of the foregoing shall continue unstayed or otherwise in effect, for a period of ninety (90) days; (v) the making by the Borrower of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debt generally as they become due; or (vi) any other event shall have occurred which under any applicable law would have an effect analogous to any of those events listed above in this subsection.

(e) One or more judgments against the Borrower taken as a whole or attachments against any of its property, which in the aggregate exceed $500,000, or which could have a Material Adverse Effect remain(s) unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) days from the date of entry of such judgment.

(f) Any license, permit or approval held by the Borrower from any Government Authority shall have been suspended, canceled or revoked and such suspension, cancellation or revocation could reasonably be expected to have a Material Adverse Effect, and such suspension, cancellation or revocation shall not have been cured within 30 days.

(g) Any authorization necessary for the execution, delivery or performance of any Financing Document or for the validity or enforceability of any of the Obligations under any Financing Document is not given or is withdrawn or ceases to remain in full force or effect.

(h) The validity of or any Financing Document shall be contested by any legislative, executive or judicial body of any jurisdiction, or any treaty, law, regulation, communiqué, decree, ordinance or policy of any jurisdiction shall purport to render any material provision of any Financing Document invalid or unenforceable or shall purport to prevent or materially delay the performance or observance by the Borrower of the Obligations, and the parties are unable to negotiate a replacement provision pursuant to Section 6.7 below.

(i) The Borrower has failed to comply in any material respect with the reporting requirements of the Exchange Act, unless corrected by the Borrower promptly (if capable of such correction) through the filing of an amendment to an existing report or making an appropriate subsequent filing with the SEC.

(j) There is a failure to perform in any agreement to which the Borrower is a party with a third party or parties resulting in a right by such third party or parties to accelerate the maturity of any Indebtedness for borrowed money in an amount in excess of $1,000,000.

(k) If an Event of Default pursuant to the Warrants (as such term is defined in the Warrants) shall have occurred, but only if a Lender is a holder of any of the Warrants at the time of such Event of Default.

(l) Cash and Cash Equivalents on the last day of each calendar quarter are less than $10,000,000.

Section 5.6 Automatic Acceleration on Dissolution or Bankruptcy. Notwithstanding any other provisions of this Agreement, if an Event of Default under Section 5.5(d) shall occur, the principal of the Loan (together with any other amounts accrued or payable under this Agreement) shall thereupon become immediately due and payable without any presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower.

Section 5.7 Recovery of Amounts Due. If any amount payable hereunder is not paid as and when due, the Borrower hereby authorizes the Lender to proceed, to the fullest extent permitted by applicable law, without prior notice, by right of set-off, banker’s lien or counterclaim, against any moneys or other assets of the Borrower to the full extent of all amounts payable to the Lenders.

ARTICLE 6

MISCELLANEOUS

Section 6.1 Notices. Any notice, request or other communication to be given or made under this Agreement shall be in writing. Such notice, request or other communication shall be deemed to have been duly given or made when it shall be delivered by hand, overnight mail, international courier (confirmed by facsimile), or facsimile (with a hard copy delivered within two (2) Business Days) to the Party to which it is required or permitted to be given or made at such Party’s address specified below or at such other address as such Party shall have designated by notice to the other Parties.

For the Borrower:

ISTA Pharmaceuticals, Inc.

15295 Alton Parkway

Irvine, CA 92618

Attention: Chief Executive Officer

Facsimile: (949) 789-7740

with a courtesy copy to:

Stradling Yocca Carlson & Rauth

660 Newport Center Drive, Suite 1600

Newport Beach, California 92660

Attention: Michael A. Hedge, Esq.

Facsimile: (949) 725-4100

For the Deerfield Lenders c/o:

Deerfield Private Design Fund, L.P.

780 Third Avenue, 37th Floor

New York, New York 10017

Attention: James E. Flynn

Facsimile: (212) 573-8111

with a courtesy copy to:

Katten Muchin Rosenman LLP

575 Madison Avenue

New York, New York 10022-2585

Facsimile: (212) 894-5827

Attention: Robert I. Fisher

For the Sprout Lenders c/o:

New Leaf Venture Partners, LLC

Times Square Tower

7 Times Square - Suite 1603

New York, NY 10036

Att: Craig Slutzkin

Phone: 646-871-6420

FAX: 646-519-2773

For the Sanderling Lenders c/o:

Sanderling Ventures

400 S. El Camino Real, Suite 1200

San Mateo, CA 94402

P: (650) 401-2000

F: (650) 375-7077

Section 6.2 Waiver of Notice. Whenever any notice is required to be given to the Lenders or the Borrower under the any of the Financing Documents, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Section 6.3 Reimbursement of Legal and Other Expenses. If any amount owing to the Lenders under any Financing Document shall be collected through enforcement of this Agreement, any refinancing or restructuring of the Loan in the nature of a work-out, settlement, negotiation, or any process of law, or shall be placed in the hands of third Persons for collection, the Borrower shall pay (in addition to all monies then due in respect of the Loan or otherwise payable under any Financing Document) attorneys’ and other fees and expenses incurred in respect of such collection.

Section 6.4 Applicable Law and Consent to Non-Exclusive New York Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof other than Sections 5-1401 and 5-1402 of the General Obligations Law of such State.

(a) Any rights of the Lenders arising out of or relating to any Financing Document, may, at the option of the Lenders, be enforced by the Lenders in the courts of the United States of America located in the Southern District of the State of New York or in any other courts having jurisdiction. For the benefit of the Lenders, the Borrower hereby irrevocably agrees that any legal action, suit or other proceeding arising out of any Financing Document may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York. The Borrower irrevocably consents to the service of any and all process in any such legal action, suit or other proceeding by the mailing of copies of such process to the Borrower at its address specified in Section 6.1 by registered mail, return receipt requested. By the execution and delivery of this Agreement, the Borrower hereby irrevocably consents and submits to the jurisdiction of any such court in any such action, suit or other proceeding. Final judgment against the Borrower in any such action, suit or other proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment. Nothing contained in any Financing Document shall affect the right of the Lenders to commence legal proceedings in any court having jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other legal papers upon the Borrower in any manner authorized by the laws of any such jurisdiction.

(b) The Borrower irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any action, suit or other proceeding arising out of or relating to any Financing Document, brought in the courts of the State of New York or in the United States District Court for the Southern District of New York, and any claim that any such action, suit or other proceeding brought in any such court has been brought in an inconvenient forum.

(c) The Borrower hereby waives any and all rights to demand a trial by jury in any action, suit or other proceeding arising out of any Financing Document or the transactions contemplated by any Financing Document.

(d) To the extent that the Parties may, in any suit, action or other proceeding brought in any court arising out of or in connection with any Financing Document, be entitled to the benefit of any provision of law requiring the Borrower or the Lenders, as applicable, in such suit, action or other proceeding to post security for the costs of the Borrower or the Lenders, as applicable, or to post a bond or to take similar action, the Parties hereby irrevocably waive such benefit, in each case to the fullest extent now or hereafter permitted under any applicable laws.

Section 6.5 Successor and Assigns. This Agreement shall bind and inure to the respective successors and assigns of the Parties, except that the Borrower may not assign or otherwise transfer all or any part of its rights under this Agreement or the Obligations without the prior written consent of the Lenders, and except as set forth in the next sentence the Lenders may not assign or otherwise transfer all or any part of their obligations under this Agreement without the prior written consent of the Borrower. Each Lender may assign or other transfer all of any part of its obligations under this Agreement to any Affiliate of such Lender. Notwithstanding the foregoing, nothing in this Agreement is deemed to limit or otherwise restrict a merger, reorganization or sale of substantially all of the assets of the Borrower. Notwithstanding anything to the contrary contained herein, if any assignment or participation is to any Person that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code, then such Person shall submit to the Borrower, on or before the date of such assignment or participation an IRS Form W–8BEN (or any successor form) certifying as to such Person’s status for purposes of determining exemption from United States withholding tax, information reporting and backup withholding with respect to all payments to be made to such Person. Any attempted assignment or participation in violation of this Section 6.5 shall be void and of no force and effect. Until there has been a valid assignment of this Agreement and of all of the rights hereunder by a Lender in accordance with this Section 6.5, the Borrower shall deem and treat such Lender as the absolute beneficial owner and holder of this Agreement and of all of the rights hereunder for all purposes.

Section 6.6 Entire Agreement. The Financing Documents contain the entire understanding of the Parties with respect to the matters covered thereby and supersede any and all other written and oral communications, negotiations, commitments and writings with respect thereto. The provisions of this Agreement may be waived, modified, supplemented or amended only by an instrument in writing signed by the authorized officer of each Party.

Section 6.7 Severability. If any provision contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. The Parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

Section 6.8 Counterparts. This Agreement may be executed in several counterparts, and by each Party on separate counterparts, each of which and any photocopies and facsimile copies thereof shall be deemed an original, but all of which together shall constitute one and the same agreement.

Section 6.9 Survival.

(a) This Agreement and all agreements, representations and warranties made in the Financing Documents, and in any document, certificate or statement delivered pursuant thereto or in connection therewith shall be considered to have been relied upon by the other Parties and shall survive the execution and delivery of this Agreement and the making of the Loan hereunder regardless of any investigation made by any such other Party or on its behalf, and shall continue in force until all amounts payable under the Financing Documents shall have been fully paid in accordance with the provisions hereof and thereof, and the Lenders shall not be deemed to have waived, by reason of making the Loan, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that the Lenders may have had notice or knowledge of any such Default or may have had notice or knowledge that such representation or warranty was false or misleading at the time any Disbursement was made hereunder.

(b) The obligations of the Borrower under Section 2.7 and the obligations of the Borrower and the Lenders under this Article VII hereof shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loan, or the termination of this Agreement or any provision hereof.

Section 6.10 Waiver. Neither the failure of, nor any delay on the part of, any Party in exercising any right, power or privilege hereunder, or under any agreement, document or instrument mentioned herein, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder, or under any agreement, document or instrument mentioned herein, preclude other or further exercise thereof or the exercise of any other right, power or privilege; nor shall any waiver of any right, power, privilege or default hereunder, or under any agreement, document or instrument mentioned herein, constitute a waiver of any other right, power, privilege or default or constitute a waiver of any default of the same or of any other term or provision. No course of dealing and no delay in exercising, or omission to exercise, any right, power or remedy accruing to the Lenders upon any default under this Agreement, or any other agreement shall impair any such right, power or remedy or be construed to be a waiver thereof or an acquiescence therein; nor shall the action of the Lenders in respect of any such default, or any acquiescence by it therein, affect or impair any right, power or remedy of the Lenders in respect of any other default. All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law.

Section 6.11 Indemnity.

(a) The Parties shall, at all times, indemnify and hold each other harmless (the “Indemnity”) and each of their respective directors, partners, officers, employees, agents, counsel and advisors (each, an “Indemnified Person”) in connection with any losses, claims (including the cost of defending against such claims), damages, liabilities, penalties, or other expenses arising out of, or relating to, the Financing Documents, the extension of credit hereunder or the Loan or the use or intended use of the Loan, which an Indemnified Person may incur or to which an Indemnified Person may become subject (each, a “Loss”). The Indemnity shall not apply to the extent that a court or arbitral tribunal with jurisdiction over the subject matter of the Loss, and over the Lenders or the Borrower, as applicable, and such other Indemnified Person that had an adequate opportunity to defend its interests, determines that such Loss resulted from the gross negligence or willful misconduct of the Indemnified Person, which determination results in a final, non-appealable judgment or decision of a court or tribunal of competent jurisdiction. The Indemnity is independent of and in addition to any other agreement of any Party under any Financing Document to pay any amount to the Lenders or the Borrower, as applicable, and any exclusion of any obligation to pay any amount under this subsection shall not affect the requirement to pay such amount under any other section hereof or under any other agreement.

(b) Without prejudice to the survival of any other agreement of any of the Parties hereunder, the agreements and the obligations of the Parties contained in this Section 6.11 shall survive the termination of each other provision hereof and the payment of all amounts payable to the Lenders hereunder.

Section 6.12 No Usury. The Financing Documents are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration or otherwise, shall the amount paid or agreed to be paid to the Lenders for the Loan exceed the maximum amount permissible under applicable law. If from any circumstance whatsoever fulfillment of any provision hereof, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstance the Lenders shall ever receive anything which might be deemed interest under applicable law, that would exceed the highest lawful rate, such amount that would be deemed excessive interest shall be applied to the reduction of the principal amount owing on account of the Loan, or if such deemed excessive interest exceeds the unpaid balance of principal of the Loan, such deemed excess shall be refunded to the Borrower. All sums paid or agreed to be paid to the Lenders for the Loan shall, to the extent permitted by applicable law, be deemed to be amortized, prorated, allocated and spread throughout the full term of the Loan until payment in full so that the deemed rate of interest on account of the Loan is uniform throughout the term thereof. The terms and provisions of this paragraph shall control and supersede every other provision of this Agreement and the Notes.

Section 6.13 Further Assurances. From time to time, the Borrower shall perform any and all acts and execute and deliver to the Lenders such additional documents as may be necessary or as requested by the Lenders to carry out the purposes of any Financing Document or any or to preserve and protect the Lenders’ rights as contemplated therein.

Section 6.14 Termination. Subject to the provisions of Section 6.9(b), upon repayment of all outstanding principal of the Loan (together with any other amounts accrued and unpaid under this Agreement), the Borrower may terminate this Agreement upon 10 days’ notice to the Lenders.

Section 6.15 Amendment. This Agreement may be amended and waivers granted hereunder by Lenders that hold fifty one percent (51%) of the aggregate principal amount of the Notes so long as such amendment or waiver treats all holders of the Notes the same.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned Lender and the Company have caused this Agreement to be duly executed as of the date first written above.

COMPANY:			LENDER:
ISTA PHARMACEUTICALS, INC.			DEERFIELD PRIVATE DESIGN FUND, L.P.

By:	/s/ Vicente Anido, Jr., Ph.D.		By:	/s/ James Flynn
	Name:	Vicente Anido, Jr., Ph.D.		Name:	James Flynn
	Title:	President and Chief Executive Officer		Title:	General Partner

LENDER:			LENDER:
DEERFIELD PRIVATE DESIGN INTERNATIONAL, L.P.			DEERFIELD SPECIAL SITUATIONS FUND, L.P.

By:	/s/ James Flynn		By:	/s/ James Flynn
	Name:	James Flynn		Name:	James Flynn
	Title:	General Partner		Title:	General Partner

LENDER:			LENDER:
DEERFIELD SPECIAL SITUATIONS FUND INTERNATIONAL LIMITED			SANDERLING VENTURE PARTNERS VI CO-INVESTMENT FUND, L.P.
By: Middleton, McNeil, Mills & Associates VI, LLC

By:	/s/ James Flynn		By:	/s/ Robert G. McNeil
	Name:	James Flynn		Name:	Robert G. McNeil
	Title:	General Partner		Title:	Managing Director

LENDER:			LENDER:
SANDERLING VI LIMITED PARTNERSHIP			SANDERLING VI BETEILIGUNGS GMBH & CO. KG
By: Middleton, McNeil, Mills & Associates VI, LLC

By:	/s/ Robert G. McNeil		By:	/s/ Robert G. McNeil
	Name:	Robert G. McNeil		Name:	Robert G. McNeil
	Title:	Managing Director		Title:	Managing Director

LENDER:			LENDER:
SANDERLING VENTURES MANAGEMENT VI			SPROUT CAPITAL IX, L.P.
By: DLJ Capital Corporation
Its: Managing General Partner

By:	/s/ Robert G. McNeil		By:	/s/ Craig L. Slutzkin
	Name:	Robert G. McNeil		Name:	Craig L. Slutzkin
	Title:	Owner		Title:	Attorney in Fact

LENDER:			LENDER:
SPROUT ENTREPRENEURS’ FUND, L.P.			SPROUT IX PLAN INVESTORS, L.P.
By: DLJ Capital Corporation			By: DLJ LBO Plans Management Corporation II
Its: General Partner			Its: General Partner

By:	/s/ Craig L. Slutzkin		By:	/s/ Craig L. Slutzkin
	Name:	Craig L. Slutzkin		Name:	Craig L. Slutzkin
	Title:	Attorney in Fact		Title:	Attorney in Fact

SCHEDULE 1

SCHEDULE OF LENDERS

LENDER	ALLOCATION OF DISBURSEMENTS	ALLOCATION OF WARRANTS
Deerfield Private Design Fund, L.P.,	28.11%	28.11%
Deerfield Private Design International, L.P.,	45.28%	45.28%
Deerfield Special Situations Fund, L.P.	2.88%	2.88%
Deerfield Special Situations Fund International Limited	5.28%	5.28%
Sprout Capital IX, L.P.	10.23%	10.23%
Sprout Entrepreneurs’ Fund, L.P.	0.04%	0.04%
Sprout IX Plan Investors, L.P.	0.49%	0.49%
Sanderling Venture Partners VI Co-Investment Fund, L.P.	7.01%	7.01%
Sanderling VI Limited Partnership	0.16%	0.16%
Sanderling VI Beteiligungs GmbH & Co. KG	0.14%	0.14%
Sanderling Ventures Management VI	0.38%	0.38%

SCHEDULE 2

FORM OF DISBURSEMENT REQUEST

[LETTERHEAD OF THE BORROWER]

[Date]

Ladies and Gentlemen:

Request for Disbursement of the Loan

1. Please refer to the Facility Agreement (the “Facility Agreement”), dated as of September 26, 2008, between ISTA Pharmaceuticals, Inc. (the “Borrower”) and the Lenders (as defined therein).

2. Terms defined in the Facility Agreement shall have the same meanings herein.

3. The Borrower hereby requests a Disbursement, on [date], of the amount of [amount of drawdown], in accordance with the provisions of Section 2.2 of the Facility Agreement. You are requested to pay the amount to the following account [account number] at [name of bank].

4. Attached hereto is a signed but undated receipt for the amount hereby requested to be disbursed, and we hereby authorize the Lenders to date such receipt as of the date of actual disbursement by the Lenders of the funds hereby requested to be disbursed.

5. The Borrower hereby certifies as follows:

(a) The representations and warranties in Article III of the Facility Agreement are true in all material respects on the date hereof with the same effect as though such representations and warranties had been made on today’s date; and

(b) All of the conditions set forth in Article IV of the Facility Agreement have been satisfied.

6. The above certifications are effective as of the date of this request for Disbursement and will continue to be effective as of the Disbursement Date. If any of these certifications is no longer valid as of or prior to the Disbursement Date, the Borrower will immediately notify the Lenders and will repay the amount disbursed upon demand by the Lenders if Disbursement is made prior to the receipt of such notice.

ISTA PHARMACEUTICALS, INC.

By:
Name:
Title:

SCHEDULE 3

FORM OF EVIDENCE OF DISBURSEMENT

[LETTERHEAD OF THE BORROWER]

[Date]

Ladies and Gentlemen:

Re:	Disbursement Receipt

ISTA Pharmaceuticals, Inc. (the “Borrower”) hereby acknowledge receipt of the sum of [insert amount of disbursement] disbursed to us by the Lenders (as defined therein) under the Loan provided for in the Facility Agreement, dated as of September 26, 2008, between the Borrower and the Lenders.

Yours faithfully,

ISTA PHARMACEUTICALS, INC.

By:
Name:
Title:

EXHIBIT A

Form of Promissory Note

September __, 2008

FOR VALUE RECEIVED, ISTA Pharmaceuticals, Inc., a Delaware corporation (the “Maker”), by means of this Promissory Note (this “Note”), hereby unconditionally promises to pay to              [            ] (the “Payee”), a principal amount equal to the lesser of (a) $[            ] and (b) the aggregate amount of Disbursements allocated to the Payee pursuant to Section 2.2 of the Facility Agreement (as defined below), as such principal amount is increased pursuant to the Facility Agreement, in lawful money of the United States of America and in immediately available funds, on the dates provided in the Facility Agreement.

This Note is a “Note” referred to in the Facility Agreement dated as of the date hereof among the Maker, the Payee and the other parties thereto (as modified and supplemented and in effect from time to time, the “Facility Agreement”), with respect to the Loan made by the Payee thereunder. Capitalized terms used herein and not expressly defined in this Note shall have the respective meanings assigned to them in the Facility Agreement.

This Note shall bear interest on the principal amount hereof, as such principal amount may be increased or decreased, at the rates and pursuant to the provisions set forth in the Facility Agreement.

The Maker shall make all payments to the Payee of interest and principal under this Note in the manner provided in and otherwise in accordance with the Facility Agreement. The outstanding principal amount of this Note shall be due and payable in full on the Final Payment Date.

If default is made in the punctual payment of principal or any other amount under this Note in accordance with the Facility Agreement, or if any other Event of Default has occurred, this Note shall, at the Payee’s option exercised at any time upon or after the occurrence of any such payment default or other Event of Default and in accordance with the applicable provisions of the Facility Agreement, become immediately due and payable.

All payments of any kind due to the Payee from the Maker pursuant to this Note shall be made in the full face amount thereof. All such payments will be free and clear of, and without deduction or withholding for, any Taxes other than Excluded Taxes. The Maker shall pay all and any costs (administrative or otherwise) imposed by banks, clearing houses, or any other financial institution, in connection with making any payments hereunder, except for any costs imposed by the Payee’s banking institutions.

The Maker shall pay all costs of collection, including, without limitation, all reasonable, documented legal expenses and attorneys’ fees, paid or incurred by the Payee in collecting and enforcing this Note.

The Maker and every endorser of this Note, or the obligations represented hereby, expressly waives presentment, protest, demand, notice of dishonor or default, and notice of any kind with respect to this Note and the Facility Agreement or the performance of the obligations under this Note and/or the Facility Agreement. No renewal or extension of this Note or the Facility Agreement, no release of any Person primarily or secondarily liable on this Note or the Facility Agreement, including the Maker and any endorser, no delay in the enforcement of payment of this Note or the Facility Agreement, and no delay or omission in exercising any right or power under this Note or the Facility Agreement shall affect the liability of the Maker or any endorser of this Note.

No delay or omission by the Payee in exercising any power or right hereunder shall impair such right or power or be construed to be a waiver of any default, nor shall any single or partial exercise of any power or right hereunder preclude the full exercise thereof or the exercise of any other power or right. The provisions of this Note may be waived or amended only in a writing signed by the Maker and the Payee. This Note may be prepaid in whole or in part without premium or penalty.

THIS NOTE, AND ANY RIGHTS OF THE PAYEE ARISING OUT OF OR RELATING TO THIS NOTE, MAY, AT THE OPTION OF THE PAYEE, BE ENFORCED BY THE PAYEE IN THE COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE SOUTHERN DISTRICT OF THE STATE OF NEW YORK OR IN ANY OTHER COURTS HAVING JURISDICTION. FOR THE BENEFIT OF THE PAYEE, THE MAKER HEREBY IRREVOCABLY AGREES THAT ANY LEGAL ACTION, SUIT OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND HEREBY CONSENTS THAT PERSONAL SERVICE OF SUMMONS OR OTHER LEGAL PROCESS MAY BE MADE AS SET FORTH IN SECTION 6.4 OF THE FACILITY AGREEMENT, WHICH SERVICE THE MAKER AGREES SHALL BE SUFFICIENT AND VALID. THE MAKER HEREBY WAIVES ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED BY THIS NOTE.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed in such State, without giving effect to the conflicts of laws principles thereof other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York.

Whenever this Note is held by a noteholder that is not a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”), then it is the intention of the Maker and such noteholder that (x) all interest accrued and paid on this Note will qualify for exemption from United States withholding tax as “portfolio interest” because this Note is an obligation which is in “registered form” within the meaning of Sections 871(h)(2)(B) and 881(c)(2)(B) of the Code and the applicable Treasury Regulations promulgated thereunder, and (y) as such, all interest accrued and paid on this Note will be exempt from United States information reporting under Sections 6041 and 6049 of the Code and United States backup withholding under Section 3406 of the Code. The Maker and the Payee shall cooperate with one another, and execute and file such forms or other documents, or do or refrain from doing such other acts, as may be required, to secure such exemptions from United States withholding tax, information reporting, and backup withholding. In furtherance of the foregoing, any transferee or assignee noteholder that is not a United States person shall represent, warrant and covenant to the Maker that (i) such noteholder is not, and will not be as long as any amounts due under this Note have not been paid in full, a “United States person,” within the meaning of Section 7701(a)(30) of the Code; (ii) such noteholder is not, and will not be as long as any amounts due under this Note have not been paid in full, a person described in Section 881(c)(3) of the Code; (iii) on or prior to the date of transfer or assignment (and on or prior to the date the form provided pursuant to this clause (iii) is no longer valid) until all amounts due under this Note have been paid in full, such noteholder shall provide the Maker with a properly executed U.S. Internal Revenue Service (“IRS”) Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding (or any successor form prescribed by the IRS), certifying as to such noteholder’s status for purposes of determining exemption from United States withholding tax, information reporting and backup withholding with respect to all payments to be made to such noteholder hereunder; (iv) if an event occurs that would require a change in the exempt status of such noteholder or any of the other information provided on the most recent IRS Form W-8BEN (or successor form) previously submitted by such noteholder to the Maker, such noteholder will so inform the Maker in writing (or by submitting to the Maker a new IRS Form W-8BEN or successor form) within 30 days after the occurrence of such event; and (v) such noteholder will not assign or otherwise transfer this Note or any of its rights hereunder except in accordance with the provisions hereof.

In order to qualify as a “registered note” for purposes of the Code, transfer of this Note may be effected only by (i) surrender of this Note to the Maker and the re-issuance of this Note to the transferee, or the Maker’s issuance to the Payee of a new note in the same form as this Note but with the transferee denoted as the Payee, or (ii) the recording of the identity of the transferee by the Affiliate of the Payee that is maintaining a record ownership register of this Note as agent to, and on behalf of, the Maker. Such Affiliate in its capacity as such agent shall notify the Maker in writing immediately upon any change in such identity. The terms and conditions of this Note shall be binding upon and inure to the benefit of the Maker and the Payee and their permitted assigns; provided, however, that if any such assignment (whether by operation of law, by way of transfer or participation, or otherwise) is to any noteholder that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code, then such noteholder shall submit to the Maker on or before the date of such assignment an IRS Form W-8BEN (or any successor form) certifying as to such noteholder’s status for purposes of determining exemption from United States withholding tax, information reporting and backup withholding with respect to all payments to be made to such noteholder under the new note (or other instrument). Any attempted transfer in violation of the relevant provisions of this Note shall be void and of no force and effect. Until there has been a valid transfer of this Note and of all of the rights hereunder by the Payee in accordance with this Note, the Maker shall deem and treat the Payee as the absolute beneficial owner and holder of this Note and of all of the rights hereunder for all purposes (including, without limitation, for the purpose of receiving all payments to be made under this Note).

It is the intention of the Maker and the Payee that this Note is to be a registered instrument and not a bearer instrument and the provisions of this Note are to be interpreted accordingly. This Note is intended to be registered as to both principal and interest and all payments hereunder shall be made to the named Payee or, in the event of a transfer pursuant to the Facility Agreement and this Note, to the transferee identified in the record of ownership of this Note maintained by the Payee on behalf of the Maker. Transfer of this Note may not be effected except in accordance with the provisions hereof.

IN WITNESS WHEREOF, an authorized representative of the Maker has executed this Note as of the date first written above.

ISTA PHARMACEUTICALS, INC.

By:
Name:
Title:

EXHIBIT B

Existing Liens

[intentionally omitted]

EXHIBIT C

Subordination Agreement

[intentionally omitted]

EXHIBIT D

Form of Warrant

[intentionally omitted]